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                                                             EXHIBIT 23.05

  WHEN THE TRANSACTION REFERRED TO IN NOTE 12 OF THE NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS HAS BEEN CONSUMMATED, WE WILL BE IN A POSITION TO RENDER THE FOLLOWING CONSENT.

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Asymetrix Learning Systems, Inc.:

  We consent to the use of our reports included herein and to the reference to our firm under the headings "Selected Historical Consolidated Financial Data" and "Experts" in the prospectus.

                                                          KPMG Peat Marwick LLP

Seattle, Washington
April 22, 1998